Exhibit 99-e
                                                            Form 10-K for 1998
                                                               File No. 1-8610



                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                  FORM 11-K



 (Mark One)

     X  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
    SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED)

                 For the fiscal year ended December 31, 1998

                                      OR

        TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

                     For the transition period from  to


                        Commission file number 1-8610


    A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


                   SNET MANAGEMENT RETIREMENT SAVINGS PLAN


    B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:


                           SBC COMMUNICATIONS INC.
             175 E. Houston Street, San Antonio, Texas 78205-2233

Form 11-K            SBC Communications Inc.




                                  SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Employees' Benefit Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.







                                        SNET MANAGEMENT RETIREMENT SAVINGS
PLAN


                                        By Benefit Plan Committee


                                        By  /s/  Karen Jennings
                                           --------------------------
                                           (Karen Jennings, Chairman)





June 28, 1999

                   SNET MANAGEMENT RETIREMENT SAVINGS PLAN

               FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

                              TABLE OF CONTENTS


Report of Independent Auditors

Statement of Net Assets  Available for Plan Benefits with Fund Information as of
  December 31, 1998.

Statement of Net Assets  Available for Plan Benefits with Fund Information as of
  December 31, 1997.

Statement  of  Changes  in Net  Assets  Available  for Plan  Benefits  with Fund
  Information for the Year Ended December 31, 1998.

Statement  of  Changes  in Net  Assets  Available  for Plan  Benefits  with Fund
  Information for the Year Ended December 31, 1997.

Notes to Financial Statements.

ITEM 27a -  Schedule  of Assets  Held for  Investment  Purposes  as of
  December 31,1998.

ITEM 27d - Schedule of Reportable Transactions for the Year Ended December 31,1998.

                        Report of Independent Auditors


To the Benefit Plan Committee of the
SNET Management Retirement Savings Plan

We have audited the accompanying statement of net assets available for plan benefits of the SNET Management Retirement Savings Plan as of December 31, 1998, and the related statement of changes in net assets available for plan benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the SNET Management Retirement Savings Plan for the year ended December 31, 1997, were audited by other auditors whose report dated June 5, 1998, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1998, and the changes in its net assets available for benefits for the year then ended, in conformity with generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion on the 1998 financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1998, and reportable transactions for the year then ended, are presented for purpose of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The Fund Information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and the changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to auditing procedures applied in our audit of the 1998 financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

                                          ERNST & YOUNG LLP

Stamford, Connecticut
May 26, 1999

SNET MANAGEMENT RETIREMENT SAVINGS PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
DECEMBER 31, 1998
(in Thousands)

                                      ESOP      Common     Interest   Domestic              International
                                     Shares     Shares      Income     Equity    Balanced    Equity     Participant
             ASSETS                   Fund     Fund (a)    Fund (a)   Fund (a)   Fund (a)   Fund (a)    Loan Fund    Total
----------------------------------  ---------- ----------  ---------  ---------- ---------- ----------  ---------- ----------
Investments, at fair value:
   Common shares                    $ 189,437   $ 91,962                                                           $ 281,399
   Fixed income securities                                 $ 105,711                                                 105,711
   Barclays Equity Funds                                              $ 145,302   $ 16,797    $ 8,394                170,493
   Barclays Debt Fund                                                                9,461                             9,461
   Barclays Tactical Asset
     Allocations Fund                                                                6,876                             6,876
   Participant loans receivable                                                                           $ 9,077      9,077
   Temporary cash investments           1,415      3,559       1,744                                                   6,718
                                    ---------- ----------  ---------  ---------- ---------- ----------  ---------- ----------
         Total Investments            190,852     95,521     107,455    145,302     33,134      8,394       9,077    589,735
                                    ---------- ----------  ---------  ---------- ---------- ----------  ---------- ----------

 Employee contributions and employer
   contributions receivable             5,199                                56                                        5,255
 Due from broker                                                            249         97         23                    369
 Fund, plan and other transfers
   receivable-net                                  1,444                     93                                        1,537
 Dividends and interest receivable          6         14          13                                                      33
                                    ---------- ----------  ---------  ---------- ---------- ----------  ---------- ----------
         Total Assets                 196,057     96,979     107,468    145,700     33,231      8,417       9,077    596,929
                                    ---------- ----------  ---------  ---------- ---------- ----------  ---------- ----------

           LIABILITIES
----------------------------------
 Fund, plan and other transfers
   payable-net                                                 1,386                   102         15          34      1,537
 ESOP loans payable                    20,216                                                                         20,216
 Interest payable on ESOP loans           944                                                                            944
 Administrative expenses payable                                   7          6          2          1                     16
                                    ---------- ----------  ---------  ---------- ---------- ----------  ---------- ----------
         Total Liabilities             21,160          -       1,393          6        104         16          34     22,713
                                    ---------- ----------  ---------  ---------- ---------- ----------  ---------- ----------
 Net Assets Available for Plan
   Benefits                         $ 174,897   $ 96,979   $ 106,075  $ 145,694   $ 33,127    $ 8,401     $ 9,043  $ 574,216
                                    ========== ==========  =========  ========== ========== ==========  ========== ==========


(a) Participant directed investment fund

See Notes to Financial Statements

SNET MANAGEMENT RETIREMENT SAVINGS PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
DECEMBER 31, 1997
(in Thousands)

                                       ESOP      Common     Interest   Domestic           International
                                      Shares     Shares      Income     Equity   Balanced    Equity    Participant
              ASSETS                   Fund     Fund (a)    Fund (a)   Fund (a)  Fund (a)   Fund (a)    Loan Fund    Total
----------------------------------  ---------- ----------  ---------- ----------  ---------  ---------- ----------  ---------
 Investments, at fair value:
    Common shares                   $ 103,911   $ 46,937                                                            $ 150,848
    Fixed income securities                                $  99,674                                                   99,674
    Barclays Equity Funds                                             $ 125,096   $ 11,601     $ 7,582                144,279
    Barclays Debt Fund                                                               6,419                              6,419
    Barclays Tactical Asset
      Allocations Fund                                                               4,527                              4,527
    Participant loans receivable                                                                          $ 9,713       9,713
    Temporary cash investments          1,460      3,078       2,532                                                    7,070
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ---------
          Total Investments           105,371     50,015     102,206    125,096     22,547       7,582      9,713     422,530
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ---------

  Employee contributions and employer
    contributions receivable            5,154                                 7          7           8                  5,176
  Due from broker                           4                                           37          14                     55
  Fund, plan and other transfers
    receivable-net                                               102         60                                           162
  Dividends and interest receivable       913        424           9                                                    1,346
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ---------
               Total Assets           111,442     50,439     102,317    125,163     22,591       7,604      9,713     429,269
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ---------

            LIABILITIES
----------------------------------
  Due to broker                                        4                     53                                            57
  Fund, plan and other transfers
    payable-net                                       13                                17          68         64         162
  ESOP loans payable                   28,936                                                                          28,936
  Interest payable on ESOP loans        1,352                                                                           1,352
  Administrative expenses payable                                  8          7          3           1                     19
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ---------
          Total Liabilities            30,288         17           8         60         20          69         64      30,526
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ---------
  Net Assets Available for Plan
    Benefits                        $  81,154   $ 50,422   $ 102,309  $ 125,103   $ 22,571     $ 7,535    $ 9,649   $ 398,743
                                    ========== ==========  ========== ==========  =========  ========== ==========  =========

 (a) Participant directed investment fund


See Notes to Financial Statements

SNET MANAGEMENT RETIREMENT SAVINGS PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1998
(in Thousands)

                                      ESOP      Common     Interest   Domestic               International
                                     Shares     Shares      Income     Equity     Balanced    Equity    Participant
                                      Fund     Fund (a)    Fund (a)   Fund (a)    Fund (a)   Fund (a)   Loan Fund     Total
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
Net Assets Available for
  Plan Benefits, December 31, 1997  $  81,154   $ 50,422   $ 102,309  $ 125,103   $ 22,571     $ 7,535    $ 9,649   $ 398,743
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------

 Employee contributions                            2,998       3,990      8,438      2,389       1,155                 18,970
 Employer contributions                 8,320                                                                           8,320
 Transfers of participants'
   balances-net                           472      4,023       4,055     (8,174)     4,174      (1,304)       164       3,410
 Loans to Participants                            (1,044)     (1,052)    (1,801)      (366)       (168)     4,431           -
 Participants' Loan Repayments                     1,203       1,505      2,322        546         190     (5,766)          -
 Participants' Loans Settled as
   Withdrawals                                                                                               (269)       (269)
 Interest on participant loans                                                                                834         834
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
      Total contributions, transfers
        and loan activity               8,792      7,180       8,498        785      6,743        (127)      (606)     31,265

 Investment income:
   Dividends                            2,686      1,306                                                                3,992
   Interest                                51        126       6,449                                                    6,626
 Net appreciation in fair value
   of investments                      89,369     42,465                 27,442      5,634       1,390                166,300
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
      Total net additions
        (deductions)                  100,898     51,077      14,947     28,227     12,377       1,263       (606)    208,183
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------

 Less:  Distributions to
          participants                  5,103      4,508      11,013      7,398      1,724         375                 30,121
        Interest expense on
          ESOP loans                    2,051                                                                           2,051
        Administrative expenses             1         12         168        238         97          22                    538
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
 Net increase (decrease)               93,743     46,557       3,766     20,591     10,556         866       (606)    175,473
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
 Net Assets Available for
   Plan Benefits, December 31, 1998 $ 174,897   $ 96,979   $ 106,075  $ 145,694   $ 33,127     $ 8,401    $ 9,043   $ 574,216
                                    ========== ==========  ========== ==========  =========  ========== ==========  ==========

(a) Participant directed investment fund

See Notes to Financial Statements

SNET MANAGEMENT RETIREMENT SAVINGS PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1997
(in Thousands)
                                      ESOP      Common     Interest   Domestic               International
                                     Shares     Shares      Income     Equity     Balanced    Equity    Participant
                                      Fund     Fund (a)    Fund (a)   Fund (a)    Fund (a)   Fund (a)   Loan Fund     Total
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
Net Assets Available for
  Plan Benefits, December 31, 1996   $ 48,384   $ 42,835   $ 112,320  $  87,495   $ 12,702     $ 6,795    $ 8,513   $ 319,044
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------

 Employee contributions                            2,070       4,565      7,207      1,921       1,211                 16,974
 Employer contributions                11,105                                                                          11,105
 Transfers of participants'
   balances-net                           529     (5,207)     (7,143)     9,890      5,225           7        218       3,519
 Loans to participants                              (933)     (2,153)    (2,157)      (307)       (250)     5,800           -
 Participants' loan repayments                       853       1,767      2,129        361         236     (5,346)          -
 Participants' loans settled as
   withdrawals                                                                                               (357)       (357)
 Interest on participant loans                                                                                821         821
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
      Total contributions, transfers
        and loan activity              11,634     (3,217)     (2,964)    17,069      7,200       1,204      1,136      32,062

 Investment income:
   Dividends                            3,585      1,750                                                                5,335
   Interest                                55         82       6,490          1                                         6,628
 Net appreciation in fair value
   of investments                      23,352     10,881                 28,062      3,689         191                 66,175
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
      Total net additions              38,626      9,496       3,526     45,132     10,889       1,395      1,136     110,200
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------

 Less:  Distributions to
          participants                  3,006      1,897      13,351      7,327        955         635                 27,171
        Interest expense on
          ESOP loans                    2,849                                                                           2,849
        Administrative expenses             1         12         186        197         65          20                    481
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
 Net increase (decrease)               32,770      7,587     (10,011)    37,608      9,869         740      1,136      79,699
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
 Net Assets Available for
   Plan Benefits, December 31, 1997  $ 81,154   $ 50,422   $ 102,309  $ 125,103   $ 22,571     $ 7,535    $ 9,649   $ 398,743
                                    ========== ==========  ========== ==========  =========  ========== ==========  ==========

(a) Participant directed investment fund

See Notes to Financial Statements

                   SNET MANAGEMENT RETIREMENT SAVINGS PLAN
                        NOTES TO FINANCIAL STATEMENTS
                          December 31, 1998 and 1997
1.  Merger of Plan Sponsor

    On October 26, 1998, SBC Communications Inc. ("SBC") and Southern New England Telecommunications Corporation ("SNET") merged, resulting in SNET becoming a wholly-owned subsidiary of SBC. As a result of the merger, each share of SNET common stock issued and outstanding prior to the merger was converted into 1.7568 shares of SBC common stock.

2.  Description of the Plan

    The SNET Management Retirement Savings Plan ("Plan") is a defined contribution plan under the Employee Retirement Income Security Act of 1974 ("ERISA"). Its purpose is to encourage employees to adopt a regular savings program and to provide additional security for retirement. The Plan is available to regular, temporary and provisionally regular management employees of SNET and any of its subsidiaries participating in the Plan (collectively referred to as the "Company") with at least three months of service.

    The Plan is funded by contributions from employees and the Company. Eligible management employees may authorize an allotment of any whole percentage from 1% to 16% of their annual basic salary rate adjusted for certain incentives ("Salary"), subject to the maximum contributions available under Section 415 of the Internal Revenue Code ("Code"). There are two types of allotments available to eligible employees which are as follows:

    (a) SAVINGS PLUS - A tax deferred agreement to defer from 1% to 16% of Salary as a Savings Plus Allotment, but not to exceed the Code limit (as adjusted for increases in the consumer price index) in a calendar year.

    (b) REGULAR SAVINGS - 1% to 16% of Salary as an after-tax Regular Savings Allotment.

    In no event can any combination of employee allotments exceed the lesser of 16% of an employee's Salary or the maximum contributions available under
    Section 415 of the Code. An employee may voluntarily suspend allotments for one or more pay periods ("Voluntary Suspensions").

    Company matching contributions are an amount equal to 80% of the first 6% of Salary contributed by each participating employee for such time as the Employee Stock Ownership Plan ("ESOP") is in effect. During any period of time in which the ESOP is not in effect, matching contributions shall revert to 66 2/3% of the first 6% of Salary contributed to the Plan. Company matching contributions are made in the form of ESOP shares, supplemented as necessary by cash as directed under the terms of the ESOP.

    Employee contributions, Company contributions and the earnings on these contributions are 100% vested immediately and cannot be forfeited.

    Employees may direct their allotments to be invested in 1% increments totaling 100% in any one or more of the following funds:

        (a) Common Shares Fund;
        (b) Interest  Income Fund;
        (c) Domestic  Equity Fund;
        (d) Balanced Fund; and
        (e) International Equity Fund.

    Boston Safe Deposit and Trust Company ("Trustee") is the Trustee under the Plan, including the ESOP portion of the Plan. PRIMCO Capital Management, Inc. serves as Investment Manager of the Plan's Interest Income Fund. Barclays Global Investors, N.A. ("Barclays") serves as Investment Manager with respect to the Domestic Equity Fund, Balanced Fund and International Equity Fund. All assets are held by the Trustee; however, at the Company's direction, the Trustee has entered into an agreement with Barclays under which Barclays, as agent for the Trustee, has custody of certain Plan assets in order to effect investment in one or more of the collective investment funds maintained by Barclays.

    Fees pertaining to the Trustee, Investment Management and basic recordkeeping and account reconciliation services of the SNET Management Retirement Savings Plan portion of the Trust are paid from the Trust Fund assets. Expenses of administering the ESOP, including the fees and expenses of the Trustee, are paid by the Company.

    A loan feature is available to employees which permits borrowing up to 50% of the current vested amount (less any ESOP balance and earnings on Savings Plus prior to December 31, 1988) up to $50,000, subject to certain other limits under the Code.

    The above is a brief description of the Plan and is provided for general information purposes only. Participants should refer to the Plan documents for more complete information.

3.  Summary of Significant Accounting Policies

    The Common Shares of SBC and SNET held in the Common Shares Fund and in the ESOP Shares Fund are valued on the basis of the last published sales prices on December 31, 1998 and December 31, 1997, respectively, on the composite tapes of the New York Stock Exchange.

    The Plan's fully benefit-responsive investment contracts (i.e., the Interest Income Fund) are carried at the contract value of $105,711,000 (principal plus reinvested interest less distributions to participants). Using quoted market prices when available and a discounted cash flow model for all others, the fair market value of these contracts is $107,733,000 as of December 31, 1998. For the years ended December 31, 1998 and 1997, respectively, the average interest rates earned on these contracts were 6.46% and 6.29%, respectively. At December 31, 1998, the fixed crediting interest rates on these contracts ranged from 4.12% to 14.40%. At December 31, 1997, the fixed crediting interest rates on these contracts ranged from 3.67% to 9.75%.

    Barclays Fund units are valued and certified on December 31, 1998 and December 31, 1997 by Barclays. Barclays determines the unit values on the valuation date by dividing the total closing market value of the fund by the number of units outstanding on the valuation date.

    A Master Trust is maintained in order to consolidate the investment of assets of this Plan and the assets of the SNET Bargaining Unit Retirement Savings Plan. The Trustee maintains separate accounts to reflect the beneficial interest of each of the participating plans in the net assets of the Master Trust.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

4.  Employee Stock Ownership Plan

    In January 1990, an ESOP was established within the Plan. The ESOP borrowed $72 million to acquire 1,851,330 shares of common stock of SNET at market value which will be used to meet the Company's contributions to the Plan from September 1990 through the year 2000. Additionally, $6 million was borrowed from SNET to buy shares. The Company will also make annual cash contributions to the ESOP which, when combined with dividends on the ESOP Shares, will be sufficient to repay the loans plus interest. Additional contributions will be made by SNET when share allocations are less than SNET's obligation.

    Borrowings of the ESOP are evidenced by loans issued as follows:

                             Maturity        Principal Outstanding as of
                Interest       Date        December 31, 1998   December 31, 1997
                --------     --------      -----------------   -----------------
    Loan 1      9.35%     July 1, 2000     $  1.7 million      $  2.4 million
    Loan 2      9.35%     January 1, 2000  $ 18.5 million      $ 26.5 million

    Payment of debt over the next two years is as follows:

                                    Principal Amount
                 Year                (in Thousands)
               --------            -------------------

                 1999                      9,555
                 2000                     10,661
                                        ----------
                                        $ 20,216
                                        ==========

    During 1998, the payment of debt released 180,960 SNET shares which were allocated to participants, leaving 635,824 unallocated SBC shares in the ESOP Shares Fund at December 31, 1998. The value of these unallocated shares was $34.1 million. The Plan has pledged, as collateral for these loans, the investments in the unallocated ESOP Shares. SNET has guaranteed all principal and interest payments on these loans in the event of default by the Plan.

5.  Tax Status

    The Internal Revenue Service issued a determination letter on March 13, 1997, stating that the Plan and related trust are designed in compliance with applicable sections of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. The Plan administrator has indicated that it will take the necessary steps, if any, to maintain the Plan's qualified status.

6.  Master Trust Allocation

    The Master Trust was established January 1, 1993. The Plan's interest in the assets of the Master Trust is included in the accompanying statements of net assets available for plan benefits with fund information. A summary of the net assets of the Master Trust at December 31 is as follows:

                                                    1998             1997
                                              (in Thousands)    (in Thousands)
                                             ---------------   ---------------
       Investments:
            Common Shares Fund                  $ 156,890         $  81,573
            Interest Income Fund                  162,912           157,346
            Domestic Equity Fund                  183,993           157,780
            Balanced Fund                          44,478            30,326
            International Equity Fund              11,335            10,174
                                             ---------------   ---------------
                                                  559,608           437,199
       Total receivables                            2,724             1,106
       Total liabilities                           (2,336)             (461)
                                             ---------------   ---------------
            Total net assets of the
              Master Trust                      $ 559,996         $ 437,844
                                             ===============   ===============

    Allocations of net assets of the Master Trust to participating plans are as follows:

                                  December 31, 1998      December 31, 1997
                                  Amount     Percent     Amount     Percent
                                 ----------  ---------  ----------  ---------
       SNET Management
       Retirement Savings Plan   $ 390,276     69.69%   $ 307,940     70.33%

       SNET Bargaining Unit
       Retirement Savings Plan     169,720     30.31%     129,904     29.67%
                                 ----------  ---------  ----------  ---------
                                 $ 559,996    100.00%   $ 437,844    100.00%
                                 ==========  =========  ==========  =========

    At December 31, 1998 and 1997, the following individual investments had a fair value exceeding 5% of the net assets of the Master Trust:

                                                    1998             1997
                                              (in Thousands)    (in Thousands)
                                             ---------------   ---------------
       Common Shares of SBC Corporation        $ 151,115
       Common Shares of SNET Corporation                         $  79,241
       Barclays US Equity Market Fund            183,993           157,780

    The changes in the assets of the Master Trust are as follows:

                                                    1998             1997
                                              (in Thousands)    (in Thousands)
                                             ---------------   ---------------
       Net Assets Available-Beginning          $ 437,844         $ 374,732
          Employee Contributions                  31,381            28,111
          Transfers of participants'               1,247               348
            balances-net
          Loans to Participants                  (10,514)          (10,671)
          Participants' Loan Repayments           10,084             9,338
                                             ---------------   ---------------
            Total contributions, transfers
              and loan activity                   32,198            27,126

          Investment Income:
            Dividends                              2,114             2,806
            Interest                              10,140            10,199
          Net appreciation in fair
            value of investments                 112,914            57,953
                                             ---------------   ---------------
            Total net additions                  157,366            98,084
                                             ---------------   ---------------

          Less:  Distributions to
                   Participants                   34,369            34,213
                 Administrative expenses             845               759
                                             ---------------   ---------------
          Change in Net Assets                   122,152            63,112
                                             ---------------   ---------------
       Net Assets Available-Ending             $ 559,996         $ 437,844
                                             ===============   ===============

    Master Trust income allocated to the participating plans is as follows:

                                                    1998             1997
                                              (in Thousands)    (in Thousands)
                                             ---------------   ---------------
       Income on Common Shares Fund             $   2,322         $  2,925
       Income on Interest Income Fund               9,932           10,079
       Income on Domestic Equity Fund                                    1
       Net appreciation in fair value
         of investments                           112,914           57,953
                                             ---------------   ---------------
           Net investment income                $ 125,168         $ 70,958
                                             ===============   ===============

    The net appreciation/(depreciation) in fair value of investments in the Master Trust by major investment category is as follows:

                                                    1998             1997
                                              (in Thousands)    (in Thousands)
                                             ---------------   ---------------
       Common Shares Fund                       $  69,105         $ 17,692
       Domestic Equity Fund                        34,390           34,986
       Balanced Fund                                7,574            5,000
       International Equity Fund                    1,845              275
                                             ---------------   ---------------
                                                $ 112,914         $ 57,953
                                             ===============   ===============

    ESOP shares are held in a separate trust ("ESOP Trust") which was established January 22, 1990. The Plan's interest in the assets of this trust is included in the accompanying statements of net assets available for plan benefits with fund information.

    Allocations of net assets of the ESOP Trust to participating plans are as follows:

                                  December 31, 1998      December 31, 1997
                                  Amount     Percent     Amount     Percent
                                 ----------  ---------  ----------  ---------
       SNET Management
       Retirement Savings Plan   $ 174,897     62.78%   $  81,154     63.28%

       SNET Bargaining Unit
       Retirement Savings Plan     103,678     37.22%      47,096     36.72%
                                 ----------  ---------  ----------  ---------
                                 $ 278,575    100.00%   $ 128,250    100.00%
                                 ==========  =========  ==========  =========

7.  Reconciliation to Form 5500

    As of December 31, 1998 and 1997, the Plan had approximately $332,000 and $295,000, respectively, of pending distributions to participants who elected to withdraw from the Plan. These amounts are recorded as a liability in the Plan's Form 5500; however, in accordance with generally accepted accounting principles, these amounts are not recorded as a liability in the accompanying financial statements.

    The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500:

                                                         December 31,
                                                        1998         1997
                                                   -------------  -------------
                                                          (in Thousands)
    Net assets available for plan benefits
      per the financial statements                   $ 574,216      $ 398,743
    Less: Distributions due to participants               (332)          (295)
                                                   -------------  -------------
    Net assets available for plan benefits
      per the Form 5500                              $ 573,884      $ 398,448
                                                   =============  =============

    The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                           December 31,
                                                       1998           1997
                                                   -------------  -------------
                                                          (in Thousands)
    Benefits paid to participants and
      Participants' loans settled as withdrawals
      per the financial statements                   $ 30,390       $ 27,528
    Add: Distributions due to participants -
      current year                                        332            295
    Less: Distributions due to participants -
      prior year                                         (295)          (333)
                                                   -------------  -------------
    Benefits paid to participants per the
      Form 5500                                      $ 30,427       $ 27,490
                                                   =============  =============

8.  Modification and Termination of Plan

    Although it has not expressed any intent to do so, SNET has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.

9.  Significant Plan Amendments

    Woodbury Telephone Company shall be a Participating Company and its management employees are eligible to commence participation in the plan beginning as soon as administratively feasible on or after January 1, 1999.

    Effective for employees who reach age 70 1/2 after December 31, 1998, the Plan shall not commence distribution of their accounts while they are actively employed by SNET.

10. Subsequent Event

    The Company intends to merge the Plan into the SBC Savings Plan in October 1999.
            .
11. Year 2000 (Unaudited)

    The Company has developed a plan to modify its internal information technology to be ready for the year 2000 and has begun converting critical data processing systems. The project also includes determining whether third party service providers have reasonable plans in place to become year 2000 compliant. The Company currently expects the project to be substantially complete in 1999. The Company does not expect this project to have a significant effect on plan operations.

EIN 06-0542646                                                             ITEM 27a
PN 002
                      SNET MANAGEMENT RETIREMENT SAVINGS PLAN
            ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                              AS OF DECEMBER 31,1998
                              (Dollars in Thousands)

                               Description of Investment
                               Annuity
Identity of issue, borrower,   Contract     Maturity   Rate of             Current
lessor or similar party         Number       Date      Interest    Cost     Value*
------------------------------------------------------------------------------------
INTEREST INCOME FUND
Aetna Life Insurance Co.            14608  Dec-30-01    7.93%   $   4,656 $   4,656
Allstate Life Ins. Co.              31068  Jul-01-01    6.08%       3,752     3,752
Bankers Trust (Del) BASIC       97-891THT  Dec-30-01    6.22%      11,217    11,217
Canada Life Assurance Co.           45846  May-06-99    7.05%       2,735     2,735
Continental Assurance Co.       25717-101  Jul-01-03    5.75%       5,692     5,692
Continental Assurance Co.       630-05574  Sep-01-03    5.73%       7,896     7,896
Continental Assurance Co.       630-05791  Jun-30-00    6.49%       4,538     4,538
Continental Assurance Co.           12946  Feb-01-99    5.44%       4,318     4,318
Jackson National Life                1062  Dec-30-01    5.82%       6,513     6,513
John Hancock Mutual Life             7722  May-01-07    6.30%       5,410     5,410
John Hancock Mutual Life           7722-2  Jun-30-01    4.50%          13        13
John Hancock Mutual Life             8862  Feb-01-02    4.12%       2,675     2,675
Mass Mutual Life Ins. Co.           10483  Jul-05-02    6.81%       3,523     3,523
MBL Life Assurance Corp.         9-5018-1  Jun-30-99    5.10%         474       474
MBL Life Assurance Corp.         9-5018-3  Jun-30-99    5.10%         371       371
MBL Life Assurance Corp.         6-5018-1  Jun-30-99   14.40%       3,885     3,885
MBL Life Assurance Corp.         6-5018-3  Jun-30-99   14.40%       3,041     3,041
Metropolitan Life Ins Co.           13707  Mar-15-99    6.24%       2,670     2,670
Monumental Life Ins Co.         0035TR-12  Jan-19-04    5.38%      18,909    18,909
Prudential Ins Co of Amer.         6700-3  Nov-20-00    8.30%         145       145
State Street Bank & Trust           98246  Dec-30-01    4.37%       4,700     4,700
Transamerica Life & Annuity         76550  Nov-15-04    5.96%       6,576     6,576
United of Omaha Life Ins.           11473  Dec-14-01    5.95%       2,002     2,002
                                                                --------- ---------
Total Portfolio                                                   105,711   105,711
Temporary Cash Investments                                          1,744     1,744
                                                                --------- ---------
TOTAL INTEREST INCOME FUND                                      $ 107,455 $ 107,455
                                                                --------- ---------


*Represents contract value. Using quoted market prices when available and a discounted cash flow model for all others, the fair market value of these contracts is $107.7 million.

 EIN 06-0542646                                                               ITEM 27a
 PN 002
                        SNET MANAGEMENT RETIREMENT SAVINGS PLAN
              ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                AS OF DECEMBER 31, 1998
                                (Dollars in Thousands)


                                      Description of Investment
                                     ---------------------------
 Identity of issue, borrower,         Number of Shares/Principal              Current
 lessor or similar party              Amount or Rate of Interest     Cost      Value
----------------------------------------------------------------------------------------
 ESOP SHARES FUND
   Common Shares of SBC Corporation*             3,532,619        $  77,111  $ 189,437
   Temporary Cash Investments                                         1,415      1,415
                                                                  ---------  ---------
 TOTAL ESOP SHARES FUND                                           $  78,526  $ 190,852
                                                                  ---------  ---------

COMMON SHARES FUND
   Common Shares of SBC Corporation*             1,714,908        $  45,124  $  91,962
   Temporary Cash Investments                                         3,559      3,559
                                                                  ---------  ---------
 TOTAL COMMON SHARES FUND                                         $  48,683  $  95,521
                                                                  ---------  ---------

 DOMESTIC EQUITY FUND
   Barclays US Equity Market Fund                5,480,310        $  84,153  $ 145,302
                                                                  ---------  ---------
 TOTAL DOMESTIC EQUITY FUND                                       $  84,153  $ 145,302
                                                                  ---------  ---------

 BALANCED FUND
   Barclays Equity Index Fund                      440,963        $  11,314   $ 16,797
   Barclays US Debt Index Fund                     565,695            8,377      9,461
   Barclays Tactical Asset
     Allocations Fund                              230,225            4,897      6,876
                                                                  ---------  ---------
 TOTAL BALANCED FUND                                              $  24,588  $  33,134
                                                                  ---------  ---------

 INTERNATIONAL EQUITY FUND
   Barclays Europe FX UK Equity Index Fund         184,957        $   3,034  $   4,365
   Barclays MSCI Equity Index Fund Japan           270,132            1,991      1,768
   Barclays MSCI Equity Index Fund UK               79,249            1,336      1,793
   Barclays Pac EX Japan Equity Index Fund          53,523              560        468
                                                                  ---------  ---------
 TOTAL INTERNATIONAL EQUITY FUND                                  $   6,921  $   8,394
                                                                  ---------  ---------
 TOTAL PARTICIPANT LOAN FUND*                7.0% to 11.5%                   $   9,077
                                                                             ---------
 TOTAL INVESTMENTS                                                $ 350,326  $ 589,735
                                                                  =========  =========

 * Indicates a party-in-interest to the Plan.

                   SNET MANAGEMENT RETIREMENT SAVINGS PLAN
                         EIN 06-0542646, Plan No. 002

                ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                            (Dollars in Thousands)

                                                                                 Expense
                                                                                Incurred
Number of        Party Involved/                Purchase   Selling   Lease        with     Cost of     Current
Transactions     Security Description             Price      Price    Rental   Transaction   Asset      Value   Net Gain
--------------------------------------------------------------------------------------------------------------------------

Category (iii) transactions

154 Purchases    Southern New England             $ 21,512                                             $ 21,512
168 Sales        Telecommunications Corp. *                 $ 26,969                         $ 15,317  $ 26,969   $ 11,652

313 Purchases    TBC Inc. Pooled Employee Fund    $ 67,074                                             $ 67,074
232 Sales        Daily Liquidity Fund                       $ 66,637                         $ 66,637  $ 66,637


* Indicates a party-in-interest to the Plan.



There were no category (i), (ii) or (iv) transactions.

                   SNET MANAGEMENT RETIREMENT SAVINGS PLAN




                                EXHIBIT INDEX


Exhibits identified in parentheses below, on file with the SEC, are incorporated herein by reference as exhibits hereto.



Exhibit                                                    Sequential
Number                                                     Page Number


4.1 Contract dated January 1, 1989 as supplemented by riders dated January 5, 1989 between The Mutual
        Benefit Life  Insurance  Company and Bankers  Trust
        Company,  the former  Trustee of  the Plan (Exhibit
        4-I to Form SE dated 7/30/90-1, File No. 1-9157)

4.2     Group Annuity Contract RGA-95018 effective April 29,
        1994  issued  by  Mutual   Benefit  Life  Insurance
        Company in Rehabilitation to Boston Safe Deposit and Trust Company as Trustee of the SNET Savings Plan Master Trust (Exhibit 4.2 to Form 11-K for the SNET Management Retirement Savings Plan for the plan year ended December 31, 1995 filed as
        Exhibit  99a to  Form SE  dated  6/6/96,  File  No.
        1-9157).

4.3     Group Annuity Contract WGA-65018 effective April 29,
        1994  issued  by  Mutual   Benefit  Life  Insurance
        Company in Rehabilitation to Boston Safe Deposit and Trust Company as Trustee of the SNET Savings Plan Master Trust (Exhibit 4.3 to Form 11-K for the SNET Management Retirement Savings Plan for the plan year ended December 31, 1995 filed as
        Exhibit  99a to  Form SE  dated  6/6/96,  File  No.
        1-9157).

23-a    Consent of Ernst & Young LLP

23-b    Consent of Arthur Andersen LLP

                                                                  Exhibit 23-a
                                                            Form 11-K for 1998
                                                               File No. 1-8610

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-66105) pertaining to the SNET Management Retirement Savings Plan of our report dated May 26, 1999, with respect to the financial statements and supplemental schedules of the SNET Management Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.




                                    ERNST & YOUNG  LLP


Stamford, Connecticut
June 24, 1999

                                                                  Exhibit 23-b
                                                            Form 11-K for 1998
                                                               File No. 1-8610

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated June 5, 1998 included in this SNET Management Retirement Savings Plan Form 11-K, into SBC Communications Inc.'s previously filed Form S-8 Registration Statement No. 333-66105.



                                          Arthur Andersen LLP

Stamford, Connecticut
June 24, 1999